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                                                                   EXHIBIT 10(a)

                              EMPLOYMENT AGREEMENT


         THIS EMPLOYMENT AGREEMENT ("Agreement") is made and entered into as of this 27th day of April, 1995, by and among SOUTHSIDE BANCSHARES CORP., a Missouri corporation (the "Company"), SOUTH SIDE NATIONAL BANK IN ST.
LOUIS, a National Bank (the "Bank") and THOMAS M. TESCHNER ("Employee").

                                    RECITALS

         A. The Company is engaged in the business of a Bank Holding Company within the meaning of the Bank Holding Company Act of 1956, as amended.

         B. The Bank is engaged in the business of a National Bank.

         C. Each of the Company and the Bank desire to employ Employee as President and Chief Executive Officer, and Employee desires to be so employed by the Company and the Bank, all upon the terms set forth herein and, for the purpose of effecting the same, the Board of Directors of the Company and the Board of Directors of the Bank have approved this Employment Agreement and authorized its execution and delivery on the Company's behalf and the Bank's behalf to the Employee.

         D. The services of the Employee, his experience and knowledge of the affairs of the Company and the Bank, and his reputation and contacts in the industry are extremely valuable to the Company and the Bank.

         E. The Company and the Bank consider the establishment and maintenance of sound and vital management to be a part of each of their overall corporate strategies and to be essential to protecting and enhancing each of their best interests and the best interests of each of their subsidiaries, depositors and shareholders.

                                    AGREEMENT

         To assure each of the Company and the Bank of the Employee's continued dedication, the availability of his advice and counsel to the Boards of Directors of the Company and the Bank and the availability of his management skills to the Company and the Bank,

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and to induce the Employee to remain and continue in the employ of the Company and the Bank and for other good and valuable consideration, the receipt and adequacy whereof each party hereby acknowledges, the Company, the Bank and the Employee hereby agree as follows:

         1. Employment. The Company agrees to employ Employee as President and Chief Executive Officer of the Company, the Bank agrees to employ Employee as President and Chief Executive Officer of the Bank, and Employee agrees to continue to be so employed during the term of this Agreement, upon the terms and conditions hereinafter set forth.

         2. Duties. During the term of this Agreement, Employee is to devote his time, attention and best efforts in carrying out his duties as President and Chief Executive Officer of the Company and the Bank, which duties include those as from time to time hereafter may be specified in the Company's and Bank's By-laws, such other duties as are appropriate for an employee holding a position of President and Chief Executive Officer in the Company's and the Bank's businesses, and such other duties as may reasonably be assigned to Employee by the Company or the Bank. Employee covenants and agrees to diligently and faithfully serve the Company and the Bank in the capacities set forth above and to devote such of his professional energies, attention, time, care and best efforts as is reasonably necessary to the performance of services and the fulfillment of duties normally associated with the above capacities.

         Nothing in this Section 2 shall be construed as preventing Employee from investing assets in such form or manner as will not require his services in the daily operations of the affairs of the companies in which such investments are made.

         3. Term of Employment. Employment of Employee pursuant to this Agreement by the Company and the Bank shall commence on the date hereof, and shall continue for an initial period of three (3) years from such date. Unless written notice of intent not to renew has been delivered on or before either the first year anniversary of this Agreement or each successive yearly anniversary thereafter, the term of Employee's employment pursuant to this Agreement shall be automatically renewed for a new three (3) year term.

         In the event such notice of intent not to renew is properly delivered, this Agreement, along with all corresponding rights, duties, and covenants, automatically shall expire at the end of the

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initial term or successive term then in progress, subject to the fulfillment of the continuing rights, duties and obligations as may otherwise be expressly provided for herein.

         4. Place of Performance. In connection with Employee's employment hereunder, Employee is to be based at the principal executive offices of the Company and the Bank, except for required travel in connection with the business of the Company or the Bank. The Company and the Bank are to furnish Employee with office space, stenographic and secretarial assistance and such other facilities and services as are suitable to Employee's position in the Company's and the Bank's businesses and as are adequate for the performance of his duties hereunder.

         5. Compensation. As full consideration for all services rendered by Employee to the Company and the Bank hereunder, the Company and the Bank shall compensate Employee in the following manner, it being agreed and understood that such compensation is the total of the sums to be paid or benefits provided by the Company and the Bank, and in no event shall the Company or the Bank be required to duplicate any such compensation or benefit which is otherwise provided by one of them.

            (a) Annual Base Salary. The Company and the Bank shall pay
Employee an initial annual base salary hereunder of $140,000, payable in equal monthly installments or at such other intervals as may be agreed upon in writing by the Company, the Bank and Employee. Employee's annual base salary shall be reviewed at least annually, while this Agreement is in force, to ascertain whether, in the judgement of the Company's and the Bank's Boards of Directors, such annual salary should be increased. Notwithstanding the foregoing, in the event the Company or the Bank approve an annual percentage increase in the annual salary paid per Company or Bank employee (the "Percentage Increase"), Employee's annual base salary shall be increased by a percentage which is not to be less than the greater of the Percentage Increase of the Company or the Bank. For purposes of this Section, the annual salary paid per Company or Bank employee is to be computed by dividing (i) the aggregate dollar amount of all annual base salaries to be paid or previously paid, as the case may be, to the Company or the Bank employees so entitled (excluding Employee and his annual base salary), by (ii) the number of such Company or Bank employees, as the case may be. If Employee's annual base salary is so increased, such salary is not to be thereafter decreased during the term of this Agreement, and the obligation of the Company and the Bank

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hereunder to pay Employee's annual salary thereafter shall relate to such increased salary.

            (b) Other Benefits. In addition to his annual base salary, Employee shall be entitled during the term of this Agreement to:

                (i) participate in any and all incentive bonus plans of the Company and the Bank now or hereafter in effect, including without limitation the Company's Annual Incentive Plan, at a level or levels commensurate with Employee's position with the Company and the Bank;

                (ii) participate in any and all employee welfare plans, employee benefit plans, stock purchase plans and similar plans of the Company and the Bank now or hereafter in effect and open to participation by qualifying employees of the Company and the Bank generally, including accidental death insurance, group life insurance, group disability insurance, medical and health plans, sick pay, dental plans, retirement plans, savings plans, cafeteria plans, supplemental retirement plans, employee stock purchase plans and employee stock ownership plans; and

                (iii) enjoy certain personal benefits provided by the Company and the Bank, including:

                         (A) reimbursement in full of all business, travel and
entertainment expenses reasonably incurred by Employee in performing his duties hereunder;

                         (B) four (4) weeks of fully paid vacation during each
calendar year at a time or times selected by Employee;

                         (C) those holidays designated by the Company and the
Bank during which the Company's and the Bank's normal business operations are closed;

                         (D) the use of an automobile, to be replaced every
three (3) years, of such model and type as is befitting the position of Employee, such use to be provided during the unexpired portion of this Agreement; and

                         (E) reimbursement of Employee's dues and initiation or
other fees in Greenbriar Hills Country Club, located in St. Louis County, Missouri and such other professional associations, societies, service organizations, luncheon clubs and


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country clubs as are approved by the Company and the Bank.

            (c) Legal Fees. The Company and the Bank agree to reimburse Employee for any and all legal fees and expenses incurred by Employee in connection with this Agreement and the transactions contemplated hereby and/or in connection with any action or proceeding initiated by the Company, the Bank or Employee with respect to any of the terms and conditions of this Agreement, whether or not any such action or proceeding is decided favorably to Employee and whether or not this Agreement has been terminated.

         6. Termination. The employment of Employee hereunder by the Company and the Bank may be terminated under the circumstances set forth below.

            (a) Termination for Cause. The Company and the Bank may terminate Employee's employment hereunder for cause. For purposes hereof, "cause" shall mean: (i) any willful misconduct by Employee resulting in indictment for an alleged felony; (ii) a violation of any material provision of this Agreement by Employee; or (iii) any willful failure (other than a failure resulting from disability or death) by Employee substantially to perform any reasonable directions of the Company's Board of Directors or the Bank's Board of Directors (collectively, the "Boards") within sixty (60) days (or such longer period if more than sixty (60) days are required to substantially perform such directions with reasonable diligence and Employee has commenced performance within such sixty (60) days) after written demand for substantial compliance by the Boards, which written demand is to specifically identify the manner in which the Boards believe that Employee has not substantially performed. Notwithstanding the foregoing, the employment of Employee hereunder may not be terminated for cause unless and until (A) reasonable notice is given to Employee setting forth the reasons the Company and the Bank intend to terminate Employee's employment, (B) Employee is provided an opportunity to be heard before the Boards, with counsel, and (C) after such hearing or opportunity to be heard, written notice of final termination of employment for cause is delivered to Employee setting forth the specific reasons therefor and the prospective effective date of such termination. In addition, termination for cause shall require the affirmative votes of at least two-thirds of each of the entire Boards (excluding Employee if Employee is a director). Employee will not be entitled to any further compensation hereunder for any period subsequent to the effective date of such termination for cause except for a severance payment (to be paid on the effective date of such termination) equal to the greater of (1) one-third of


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Employee's then current annual base salary, or (2) a severance payment computed in accordance with the Company's or the Bank's then existing severance payment policy.

            (b) Termination Due to Disability. In the event of Employee's disability, the Company and the Bank shall continue to make payments to Employee hereunder for a period of six (6) months subsequent to such disability. If, at the end of such six (6) month period, Employee remains disabled, the Company and the Bank may terminate Employee's employment hereunder upon thirty (30) days' written notice to Employee setting forth the prospective effective date of such termination. Such termination due to disability shall require the affirmative votes of at least two-thirds of each of the entire Boards (excluding Employee if Employee is a director). During any period of disability and prior to the effective date of any termination due to disability, Employee shall continue to receive the compensation payable to him hereunder. On the effective date of such termination due to disability, the Company and the Bank shall pay Employee a severance payment equal to the greater of (i) one-third of Employee's then current annual base salary, or (ii) a severance payment computed in accordance with the Company's and the Bank's then existing severance payment policy. Employee shall not be entitled to any additional compensation from the Company or the Bank for any period subsequent to the effective date of such termination except for payments to Employee under the Company's or the Bank's disability benefit plans (the "Disability Plans"). Notwithstanding the foregoing, in the event the Disability Plans in force as of the date of this Agreement (the "Current Disability Plans") are amended and such amendment or amendments reduce or terminate benefits payable to Employee thereunder, the Company and the Bank shall pay Employee an amount equal to the difference between (A) the amount of benefits Employee would have been entitled to receive under the Current Disability Plans after the effective date of such termination, and (B) the amount of benefits Employee is actually paid under the Disability Plans after the effective date of such termination. For purposes hereof, "disability" and "disabled" shall mean the inability of Employee to perform his duties hereunder due to illness or injury as determined by a physician acceptable to the Company, the Bank and Employee.

            (c) Termination Due to Death. In the event of the death of Employee during the Term of employment hereunder, the Company and the Bank shall pay to Employee's designated beneficiary, or if no beneficiary has been designated, to Employee's estate, no later than thirty (30) days following the date of Employee's death, the


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benefits payable under the Company's and the Bank's accidental death, life insurance and similar plans for employees (the "Death Benefit Plans"). In the event the Death Benefit Plans in force as of the date of this Agreement (the "Current Death Benefit Plans") are amended and such amendment or amendments reduce or terminate benefits payable to Employee or his beneficiaries thereunder, the Company and the Bank shall pay Employee's designated beneficiary, or if no beneficiary has been designated, Employee's estate, within ninety (90) days after the date of Employee's death, a lump sum amount equal to the difference between (i) the aggregate sum which would have been payable to Employee or his beneficiaries under the Current Death Benefit Plans, and (ii) the aggregate sum which is payable to Employee or his beneficiaries under the Death Benefit Plans. The obligations of the Company and the Bank to pay Employee additional compensation hereunder shall terminate at such time as the Company and the Bank shall fully comply with their obligations under this Section 6(c).

            (d) Breach by the Company or the Bank. In the event the Company or the Bank breaches any material provision of this Agreement and such breach is not cured within ten (10) days after delivery of written notice thereof to the Company or the Bank by Employee, identifying the breach with reasonable particularity, Employee may at his sole option, in addition to any other remedy available to him, cease to perform his duties hereunder and terminate this Agreement and his employment with the Company and the Bank. In such event, any and all amounts payable to Employee hereunder shall become immediately due and payable, and Employee shall have no obligation to mitigate.

            (e) Continuation of Health Benefits After Termination. Notwithstanding anything to the contrary herein, the Company and the Bank shall provide Employee with a continuation of the welfare benefits of health and medical insurance for three (3) full years from the effective date of any termination of Employee's employment hereunder (other than a termination due to death) at the sole cost and expense of the Company and the Bank. These benefits shall be provided to Employee at the same coverage level as in effect as of Employee's effective date of termination. These welfare benefits shall be discontinued prior to the end of the three (3) year period in the event Employee has available substantially similar benefits from a subsequent employer, as determined by the Boards.

         7. Change in Control.


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            (a) Employment Terminations in Connection with a Change in Control.
In the event of a Qualifying Termination (as defined below) within six (6) full calendar months prior to the effective date of a Change in Control of the Company and/or the Bank, or within three (3) years following the effective date of a Change in Control, then in lieu of all other benefits provided to Employee under the provisions of this Agreement, the Company and the Bank shall pay to Employee and provide him with the following severance benefits:

                (1) An Amount equal to three (3) times the highest rate of Employee's annual base salary rate in effect at any time during the term of this Agreement up to and including the effective date of termination;

                (2) An Amount equal to three (3) times the highest annual bonus of Employee prior to the effective date of termination;

                (3) An amount equal to Employee's unpaid annual salary and accrued vacation pay through the effective date of termination; and

                (4) A continuation of the welfare benefits of health and medical insurance for three (3) full years from the effective date of termination at the sole cost and expense of the Company and the Bank. These benefits shall be provided to Employee at the same coverage level as in effect as of Employee's effective date of termination. These welfare benefits shall be discontinued prior to the end of the three (3) year period in the event Employee has available substantially similar benefits from a subsequent employer, as determined by the Boards.

         For purposes of this Section 7, a Qualifying Termination shall mean any termination of Employee's employment hereunder OTHER THAN: (1) by the Company and the Bank for Cause (as provided in Section 6(a) hereof); or (2) by reason of Employee's death (as provided in Section 6(c) hereof) or disability (as provided in Section 6(d) hereof). Notwithstanding anything to the contrary herein, Employee may voluntarily terminate his employment hereunder at any time for any reason whatsoever within the period beginning on the effective date of a Change in Control and ending six (6) months thereafter and such voluntary termination shall be a Qualifying Termination for purposes of this Section 7 and Employee shall thereupon receive the payments and other benefits set forth in this
Section 7.




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            (b) Definition of "Change in Control". A Change in Control of the
Company and/or the Bank shall be deemed to have occurred as of the first day any one or more of the following conditions shall have been satisfied:

                (1) Any individual, corporation (other than the Company), partnership, trust, association, pool, syndicate, or any other entity or any group of persons (other the Southside Bancshares Corp. 1993 Non-Qualified Employee Stock Ownership Plan) acting in concert becomes the beneficial owner, as that concept is defined in Rule 13d-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, of the securities of the Company and/or the Bank possessing twenty-five percent (25%) or more of the voting power for the election of directors of the Company and/or the Bank;'

                (2) There shall be consummated any consolidation, merger or other business combination involving the Company and/or the Bank or the securities of the Company and/or the Bank in which holders of voting securities of the Company and/or the Bank, as the case may be, immediately prior to such consummation own, as a group, immediately after such consummation, voting securities of the Company and/or the Bank, as the case may be (or if the Company or the Bank does not survive such transaction(s), voting securities of the corporation(s) surviving such transaction(s)) having less than fifty percent (50%) of the total voting power in an election of directors of the Company and/or the Bank (or such other surviving corporation(s));

                (3) During any period of two (2) consecutive years, individuals who at the beginning of such period constitute the directors of the Company and/or the Bank cease for any reason to constitute at least a majority thereof;

                (4) Removal by the stockholders of the Company and/or the Bank of all or a majority of the incumbent directors of the Company or the Bank, respectively, other than a removal for Cause; or

                (5) There shall be consummated any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company and/or the Bank (on a consolidated basis) to a party which is not controlled by or under common control with the Company and/or the Bank, as the case may be.


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                (c) Limitation on Change in Control Benefits. Notwithstanding
any other provision of this Agreement, if any portion of the benefits provided in Section 7(a) herein (the "Benefits") or any other payment under this Agreement, or under any other agreement with or plan of the Company (in the aggregate, the "Total Payments") would constitute an "excess parachute payment" as defined and valued in Section 280G(b) of the Internal Revenue Code of 1986, as amended (the "Code"), then the payments to be made to Employee under this Agreement shall be reduced such that the value of the aggregate Total Payments that Employee is entitled to receive shall be one dollar ($1.00) less than the maximum amount which Employee may receive without becoming subject to the tax imposed by Section 49999 of the Code, or which the Company and/or the Bank may pay without loss of deduction under Section 280G(a) of the Code.

         Within sixty (60) days following delivery of the notice of employment termination by Employee or the Company and the Bank pursuant to the terms of this Agreement, or notice by the Company and the Bank to Employee of their belief that there is a payment or benefit due Employee which will result in an "excess parachute payment" as defined in Section 280G(b) of the Code, Employee, the Company and the Bank, at the Company's and the Bank's expense, shall obtain the opinion of such legal counsel, which need may not be unqualified, as Employee may choose, which sets forth: (i) the amount of Employee's "annualized includible compensation for the base period" (as defined in Code Section 280G(d)(1)); (ii) the present value of the Total Payments; and (iii) the amount and present value of any "excess parachute payment." The opinion of such legal counsel shall be supported by the opinion of a certified public accounting firm. Such opinion shall be binding upon the Company, the Bank and Employee.

         In the event that such opinion determines that there would be an "excess parachute payment," the benefits provided in Section 7(a) herein, or any other payment determined by such counsel to be includible in the Total Payments shall be reduced or eliminated as specified by Employee in writing delivered to the Company and the Bank within thirty (30) days of Employee's receipt of such opinion, or, if Employee fails to so notify the Company and the Bank, then as the Company and the Bank shall reasonably determine so that under the basis of calculations set forth in such opinion there will be no "excess parachute payment."

         The provisions of this Section 7(c), including the calculations, notices and opinion provided for herein shall be

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based upon the conclusive presumption that: (i) the compensation and benefits provided for in Section 7(a) herein, and (ii) any other compensation earned prior to the effective date of employment termination by Employee pursuant to the Company's and the Bank's compensation programs (if such payments would have been made in the future in any event, even though the timing of such payment is triggered by the Change in Control), are reasonable.

                (d) Subsequent Imposition of Excise Tax. If, notwithstanding compliance with the provisions of Section 7(c) herein, it is ultimately determined by a court or pursuant to a final determination by the Internal revenue Service that any portion of the Total Payments is considered to be a "parachute payment" subject to the excise tax under Section 4999 of the Code, which was not contemplated to be a "parachute payment" at the time of payment (so as to accurately determine whether a limitation should have been applied to the Total Payments to maximize the net benefit to Employee, as provided in
Section 7(c) hereof), Employee shall be entitled to receive a lump sum cash payment sufficient to place Employee in the same net after-tax position, computed by using the "Special Tax Rate" as such term is defined below, that Employee would have been in had such payment not been subject to such excise tax, and had Employee not incurred any interest charges or penalties with respect to the imposition of such excise tax. For purposes of this Agreement, the "Special Tax Rate" shall be the highest effective federal and state marginal tax rates applicable to Employee in the year in which the payment contemplated under this Section 7(d) is made.

         8. Noncompete. In the event Employee is terminated for cause or Employee improperly terminates his own employment hereunder, during the period beginning on the date of such termination of Employee's employment and continuing for six (6) months after such date, Employee may not, without the prior written approval of the Board, either individually or with or through an Affiliate of Employee, contact or solicit any customers, depositors or clients of the Company, the Bank or any of their subsidiaries.

         9. Confidential Information.

            (a) Immediately upon Employee's termination of employment, Employee is to deliver to the president of the Company, the Bank or to the Boards all materials and things relating to Employee's employment by the Company and the Bank, including any and all materials and things embodying any of the confidential information described in Section 8(b). Employee may neither retain


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any copies or reproductions thereof nor deliver any such materials and things or copies or reproductions thereof to any third person.

            (b) Employee acknowledges that, in the course of his employment with the Company and the Bank, he will become acquainted with confidential and proprietary information of the Company and the Bank. Employee agrees that he will not, without the prior written consent of the Company and the Bank, disclose or make any use of such confidential or proprietary information except in the ordinary course of his employment with the Company and the Bank or except as may be requested by the Company and the Bank or otherwise be required by applicable law.

         10. Dissemination of Information. During the term of his employment with the Company and the Bank, and for a period of five (5) years thereafter, Employee will not disclose or otherwise provide information or documents (other than in the ordinary course of employment with the Company and the Bank) to any person regarding the Company or the Bank (a) without the prior written consent of the Company and the Bank, (b) except to regulatory officials having jurisdiction over Employee, or (c) except as required by law or legal process or in connection with any legal proceeding to which he is a party or is otherwise subject. In any event, Employee will immediately notify the Boards of any and all requests or demands for such information or documents. This Section applies to all information and documents regarding the Company and the Bank, whether or not the same is confidential.

         11. Construction. Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular and vice versa, references to one gender include all genders, "including" is not limiting, and "or" has the inclusive meaning represented by the phrase "and/or". The words "hereof," "herein," "hereby," "hereunder," and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Article, section and subsection references are to this Agreement unless otherwise specified.

         12. Amendment and Modification. No amendment, modification, supplement, termination, consent or waiver of any provision of this Agreement, nor consent to any departure herefrom, will in any event be effective unless the same is in writing and is signed by the party against whom enforcement of the same is sought. Any waiver of any provision of this Agreement and any consent to any departure from the terms of any provision of this Agreement is to be


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

effective only in the specific instance and for the specific purpose for which given.

         13. Approvals and Consents. If any provision hereof requires the approval or consent of any party to any act or omission, such approval or consent is not to be unreasonably withheld or delayed except as set forth herein.

         14. Assignments. No party may assign or transfer any of its rights or obligations under this Agreement to any other person without the prior written consent of the other parties.

         15. Captions. Captions contained in this Agreement have been inserted herein only as a matter of convenience and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision hereof.

         16. Compliance with Law. None of the terms or provisions of this Agreement require any of the parties to take any action prohibited by, or contrary to, applicable law.

         17. Counterparts. This Agreement may be executed by the parties on any number of separate counterparts, and all such counterparts so executed constitute one agreement binding on all the parties notwithstanding that all the parties are not signatories to the same counterpart.

         18. Entire Agreement. This Agreement constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, letters of intent, understandings, negotiations and discussions of the parties, whether oral or written.

         19. Failure or Delay. No failure on the part of any party to exercise, and no delay in exercising, any right, power or privilege hereunder operates as a waiver thereof; nor does any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof, or the exercise of any other right, power or privilege. No notice to or demand on any party in any case entitles such party to any other or further notice or demand in similar or other circumstances.

         20. Further Assurances. The parties will execute and deliver such further instruments and do such further acts and things as may be required to carry out the intent and purpose of this Agreement.


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

         21. Governing Law. This Agreement and the rights and obligations of the parties hereunder are to be governed by and construed and interpreted in accordance with the laws of the State of Missouri applicable to contracts made and to be performed wholly within Missouri, without regard to choice or conflict of laws rules.

         22. No Joint Venture or Partnership. The parties agree that nothing contained herein is to be construed as making the parties joint venturers or partners.

         23. Notices. All notices, consents, requests, demands and other communications hereunder are to be in writing, and are deemed to have been duly given or made: (a) when delivered in person, (b) three days after deposited in the United States mail, first class postage prepaid, (c) in the case of telegraph or overnight courier services, one business day after delivery to the telegraph company or overnight courier service with payment provided for, or (d) in the case of telex or telecopy, when sent, verification received, in each case addressed as follows:

         (i)    If to the Employee:      His last known address shown on the
                                         Records of the Company and the Bank.

         (ii)   If to the Company:       Southside Bancshares Corp.
                                         Attention:  Corporate Secretary
                                         3606 Gravois Avenue
                                         St. Louis, Missouri  63116

         (iii)  If to the Bank:          South Side National Bank
                                         Attention:  Cashier
                                         3606 Gravois Avenue
                                         St. Louis, Missouri  63116


or to such other address as any party may designate by notice to the other parties in accordance with the terms of this Section.

         24. Publicity. Any publicity release, advertisement, filing, public statement or announcement made by or at the request of any party regarding this Agreement is to be first reviewed by and must be satisfactory to the other parties.

         25. Remedies Cumulative. Each and every right granted hereunder and the remedies provided for under this Agreement are


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

cumulative and are not exclusive of any remedies or rights that may be available to any party at law, in equity, or otherwise.

         26. Severability. Any provision of this Agreement which is prohibited, unenforceable or not authorized in any jurisdiction is, as to such jurisdiction, ineffective to the extent of any such prohibition, unenforceability or nonauthorization without invalidating the remaining provisions hereof, or affecting the validity, enforceability or legality of such provision in any other jurisdiction, unless the ineffectiveness of such provision would result in such a material change as to cause completion of the transactions contemplated hereby to be unreasonable.

         27. Specific Performance and Injunctive Relief. Each party recognizes that, if it fails to perform, observe or discharge any of its obligations under this Agreement, no remedy at law will provide adequate relief to the other parties. Therefore, each party is hereby authorized to demand specific performance of this Agreement, and is entitled to temporary and permanent injunctive relief, in a court of competent jurisdiction at any time when any other party fails to comply with any of the provisions of this Agreement applicable to it. To the extent permitted by Applicable Law, each party hereby irrevocably waives any defense that it might have based on the adequacy of a remedy at law which might be asserted as a bar to such remedy of specific performance or injunctive relief.

         28. SUBMISSION TO JURISDICTION. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO MAY BE BROUGHT IN THE COURTS OF THE STATE OF MISSOURI OR ANY COURT OF THE UNITED STATES OF AMERICA FOR THE EASTERN DISTRICT OF MISSOURI, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF SUCH COURTS. THE PARTIES IRREVOCABLY WAIVE ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH ANY OF THEM MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS. EACH PARTY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF SUCH COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO EACH OF THE OTHER PARTIES AT ITS ADDRESS PROVIDED HEREIN, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING.

         29. Successors and Assigns. All provisions of this Agreement are binding upon, inure to the benefit of, and are enforceable by or against, the parties and their respective heirs, executors, administrators or other legal representatives and permitted successors and assigns.

         30. Third-Party Beneficiary. This Agreement is solely for the benefit of the parties and their respective successors and permitted assigns, and no other person has any right, benefit, priority or interest under, or because of the existence of, this Agreement.

         31. Waiver of Jury Trial. Each party waives the right to a trial by jury.





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                                       16

         32. Signatory Warranty. Each party executing this Agreement warrants that he is authorized to do so on behalf of the party for whom he signs this Agreement.

                                         SOUTHSIDE BANCSHARES CORP.


                                         By:   /s/ Howard F. Etling
                                            --------------------------------

                                         SOUTH SIDE NATIONAL BANK


                                         By:   /s/ Howard F. Etling
                                            --------------------------------

                                         Employee


                                         By:   /s/ Thomas M. Teschner
                                            --------------------------------

                        AMENDMENT TO EMPLOYMENT AGREEMENT


         This Amendment to Employment Agreement (this "Amendment") is made and entered into this 1st day of April, 1997, by and among SOUTHSIDE BANCSHARES, INC., a Missouri corporation (the "Company"), SOUTH SIDE NATIONAL BANK IN ST. LOUIS, a National Bank (the "Bank") and THOMAS M. TESCHNER ("Employee").

                                    RECITALS

         WHEREAS, the Company, the Bank and Employee are parties to that certain Employment Agreement dated April 27, 1995 (the "Agreement"); and

         WHEREAS, the parties wish to amend the Agreement as set forth herein;

         NOW, THEREFORE, in consideration of the covenants and agreements contained herein, the parties agree as follows:

         1. Ratification of Agreement. The terms of the Agreement are hereby ratified and confirmed in their entirety subject to the amendments made herein.

         2. Section 7(a). The last sentence of subsection (a) of Section 7 of the Agreement is deleted in its entirety and is hereby replaced with the following:

         Notwithstanding anything to the contrary herein, Employee may voluntarily terminate his employment hereunder at any time for any reason whatsoever within the period beginning on the effective date of a Change in Control and ending two (2) years thereafter and such voluntary termination shall be a Qualifying Termination for purposes of this Section 7 and Employee shall thereupon receive the payments and other benefits set forth in this Section 7.

         3. Section 7(c). Subsection (c) of Section 7 of the Agreement is deleted in its entirety and is hereby replaced with the following:

              (c) Payment of Excise Tax. Within sixty (60) days following delivery of the notice of employment termination by Employee or the Company and the Bank pursuant to the terms of this Agreement, or notice by Employee of his belief that there is a payment or benefit due Employee which will result in an "excess parachute payment" as defined in Section 280G(b) of the Internal Revenue Code of 1986, as amended (the "Code"), Employee, the Company and the Bank, at the Company's and the Bank's expense, shall obtain the opinion of the Company's legal counsel, which need may not be unqualified, which sets forth: (i) the amount of Employee's "annualized includible compensation for the base period" (as defined in Code Section 280G(d)(1)); (ii) the present value of the benefits provided in Section 7(a) herein or any other payment under this Agreement, or under any other agreement with or plan of the Company (in the aggregate, the "Total Payments"); and (iii) the amount and present value of any "excess parachute payment;" and (iv) the amount and present value of the excise tax on any such "excess parachute payment." The opinion of such legal counsel shall be supported by the opinion of a certified public accounting firm. Such opinion shall be binding upon the Company, the Bank and Employee.

         If it is determined by the Company's legal counsel that any portion of the Total Payments constitutes a "parachute payment" subject to the excise tax of Section 4999 of the Code, Employee shall be entitled to receive from the Company and the Bank a lump sum cash payment sufficient to place Employee in the same net after tax position that Employee would have been in had such payment not been subject to such excise tax.

         The provisions of this Section 7(c), including the calculations, notices and opinion provided for herein shall be based upon the conclusive presumption that: (i) the compensation and benefits provided for in Section 7(a) herein, and (ii) any other compensation earned prior to the effective date of employment termination by Employee pursuant to the Company's and the Bank's compensation programs, including, without limitation, the Company's 1993 Non-Qualified Stock Option Plan (if such payments would have been made in the future in any event, even though the timing of such payment is triggered by the Change in Control), are reasonable.

         Section 7(d). Subsection (d) of Section 7 of the Agreement is deleted in its entirety and is hereby replaced with the following:

             (d) Subsequent Imposition of Excise Tax. If it is ultimately determined by a court or pursuant to a final determination by the Internal Revenue Service, that the amount of Total Payments constituting a "parachute payment" subject to the Excise Tax of Section 4999 of the Code is greater than the amount so determined by legal counsel pursuant to Section 7(c) herein, Employee shall be entitled to receive an additional lump sum cash payment sufficient to place Employee in the same net after tax position that Employee would have been in had such payment not been subject to such excise tax and had Employee not incurred any interest or penalties with respect to the imposition of such excise tax.

         4. Section 7(f). The following provision is hereby added as a separate subsection (f) to Section 7 of the Agreement:

              (f) Other Benefits Upon Termination. On the effective date of any termination of Employee's employment hereunder (other than a termination for cause or due to death), (i) the Company and the Bank shall transfer title to Employee's membership in Greenbriar Hills Country Club to Employee; and (ii) Employee shall receive the title to the automobile then being provided to him in accordance with Section 5(b)(iii)(D).

         5. Effect of Amendment. In the event of any conflict or inconsistency between the terms and conditions of this Amendment and the Agreement, the terms and conditions of this Amendment shall control. Except as provided in this Amendment, the terms and conditions of the Agreement shall remain unchanged and in full force and effect.

         6. Counterparts. This Amendment may be executed by the parties on any number of separate counterparts, and all such counterparts so executed constitute one agreement binding on all the parties notwithstanding that all the parties are not signatories to the same counterpart.

         6. Governing Law. This Amendment and the rights and obligations of the parties hereunder are to be governed by and construed and interpreted in accordance with the laws of the State of Missouri applicable to contracts made and to be performed wholly within Missouri, without regard to choice or conflict of laws rules.

                  [remainder of page intentionally left blank]

         IN WITNESS WHEREOF, the parties have executed this Amendment on the date and year first above written.


                                    SOUTHSIDE BANCSHARES CORP.


                                    By:   /s/ Howard F. Etling
                                       --------------------------------------

                                    Name:  Howard F. Etling
                                         ------------------------------------

                                    SOUTH SIDE NATIONAL BANK


                                    By:   /s/ Howard F. Etling
                                       --------------------------------------

                                    Name:  Howard F. Etling
                                         ------------------------------------

                                    EMPLOYEE


                                    By:   /s/ Thomas M. Teschner
                                       --------------------------------------